                       SETTLEMENT AND ASSET SALE AGREEMENT

                                 by and between

                               LOGIMETRICS, INC.,

                                     Seller,

                                       AND

                         SIGNAL TECHNOLOGY CORPORATION,

                                     Buyer.

                             Dated November 21, 2000






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         SETTLEMENT AND ASSET SALE AGREEMENT dated November 21, 2000, by and between LOGIMETRICS, INC., a Delaware corporation with offices at c/o L-3 Communications Corporation ("L-3"), Narda Microwave Division, 435 Moreland Road, Hauppauge, New York 11788 ("LogiMetrics"), and SIGNAL TECHNOLOGY CORPORATION a Delaware corporation, with offices at 222 Rosewood Drive, Danvers, Massachusetts 01923 ("Signal").

                                R E C I T A L S :

         WHEREAS, LogiMetrics owns an unincorporated subdivision with a product line which formerly manufactured traveling wave tube amplifiers at its former Bohemia, New York location (the "TWTA Business");

         WHEREAS, on or about the 17th day of February, 2000, the parties entered into and/or executed certain documents including a Management Agreement, Loan Agreement, Letter of Intent, Promissory Note, and other documents related to the proposed acquisition of LogiMetrics by Signal under which Signal was granted the right to operate and manage the TWTA Business pending its proposed acquisition of LogiMetrics, and was also given the right under certain circumstances to purchase the TWTA Business and/or to retain LogiMetrics (the "Signal Documents"); and

         WHEREAS, Signal did not purchase LogiMetrics; and

         WHEREAS, certain disagreements have arisen under the Signal Documents, which the parties are desirous of resolving including Signal's claim that during Signal's operation of the TWTA Business, it incurred expenses and invested sums of money, for which it claims it is entitled to be reimbursed; and

         WHEREAS, as a part of that resolution, subject to the terms and conditions set forth herein, Signal is desirous of exercising its right to purchase the TWTA Business from LogiMetrics, and LogiMetrics is desirous of selling the TWTA Business to Signal, subject to the terms and


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conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, covenants, representations and warranties made herein, and other good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

I.       SALE AND PURCHASE OF THE ASSETS; EXCLUDED ASSETS

         A. Sale of Assets. Subject to the terms and conditions of this Agreement, at Closing (as defined herein), other than Excluded Assets (as defined below), LogiMetrics will sell and Signal will purchase all of LogiMetrics' right, title and interest in and to the assets, tangible and intangible, utilized in and relating to the TWTA Business previously delivered to Signal, including, accounts receivable, inventories (including raw materials, work in process, supplies, samples, prototypes, and finished goods), machinery, equipment, tools, supplies, booths, displays, materials, plans and schematics, intellectual property, customer lists and all substitutions, replacements, and proceeds thereof (collectively, the "Acquired Assets") all as listed on Schedule A.

         B. Receipt Acknowledged. Signal acknowledges that it has previously received all of the assets that are being transferred under this Agreement.

         C. Excluded Assets. Excluded from the transfer of assets to be made hereunder are:

                  (1) all accounts receivable due and owing if any, from any of the claims listed on Schedule B hereto;

                  (2) any cause of action of any kind or nature which
                  LogiMetrics:

                  a. may have against any of the Persons (as defined herein) listed on Schedule B, hereto; and

                  b. may have now or in the future against a third party in connection with any claim LogiMetrics is required to indemnify Signal for hereunder.


II.      ASSUMPTION OF LIABILITIES

         A. Assumption of Liabilities. Subject to the terms and conditions set forth herein, at Closing, other than Excluded Liabilities (as defined below), LogiMetrics shall assign and Signal shall assume and agree to pay, honor and discharge when due, all debts, claims, obligations, contracts, purchase orders, sales orders,


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         commitments, and liabilities of any kind, character or description whether accrued, absolute, contingent (whether known or unknown) or otherwise relating to the TWTA Business (collectively, the "Assumed Liabilities"), other than the Excluded Liabilities.

         B. Excluded Liabilities.

                  (1) Excluded from the liabilities to be assumed by Signal hereunder (collectively the "Excluded Liabilities") are all debts, claims, obligations, contracts, purchase orders, sale orders, commitments, and liabilities of any kind, character or description whether accrued, absolute, or contingent (whether known or unknown):

                  a.       listed on Schedule B;

                  b. that arise prior to March 31, 2001, provided that if any claim involves product shipped or services performed ( a "Warranty Claim"), then only

                           i) to the extent that such Warranty Claim relates to product shipped or services performed, in each case in their entirety, prior to February 17, 2000;

                           ii) which Warranty Claims are based solely upon any action or inaction taken or not taken by LogiMetrics;

                           iii) where the cost ("Direct Factory Cost" as defined below) to repair hardware (i.e., the approximate cost of economical repair) subject to the Warranty Claim (the "hardware") in question exceeds seventy percent (70%) the replacement cost of a new item; or

                  c. relating to any environmental claim with respect to any real estate owned and/or leased by LogiMetrics prior to February 17, 2000, ERISA (as defined herein) or other employee-related (including, without limitation, hiring, termination and retirement) matters, or claims relating to Taxes (as defined herein), in each case to the extent arising out of the operation of the TWTA Business prior to February 17, 2000.

                  (2) Direct Factory Cost shall be defined as the direct and indirect costs of repairing the hardware subject to the Warranty Claim, excluding Selling, General and Administrative Expense, and Profit (as defined herein).

                  (3) Selling, General, and Administrative Expense and Profit shall be defined in accordance


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                  with Generally Accepted Accounting Principles consistently applied and in accordance with Signal's past practices.

                  (4) For the purposes of Paragraph B(1) of Section II, a claim shall be deemed to arise upon the receipt by either LogiMetrics or Signal of a written notification by a third party asserting a claim.

                  (5) For the purposes of Paragraph B(1)(c) of Section II:

                  a. Excluded Liabilities include any severance or like payments owing to employees of the TWTA Business whose employment LogiMetrics terminated either prior to or after February 17, 2000;

                  b. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended; and

                  c. "Taxes" shall mean (i) any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, or environmental (including taxes under Code Section
                           59A) tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by an Governmental Body; and (ii) any liability for the payment of amounts with respect to payments of a type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, or as a result of any obligation under any tax sharing arrangement or tax indemnity agreement.

                  (6) Excluded Liabilities shall not include liabilities that may arise in connection with the employment by LogiMetrics of David Ormsbee ("Ormsbee") or Steven Chusid ("Chusid") for the TWTA Business after February 17, 2000 and prior to the date on which Messrs. Ormsbee and/or Chusid became full-time employees of Signal.

III.     CONSIDERATION; ADJUSTMENTS AND ALLOCATION

         A. Payment to Signal. In consideration of Signal's delivering the TWTA Business backlog at a loss and Signal's agreement to retain the TWTA Business, LogiMetrics agrees to pay Signal the sum of


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         $2,090,000.00 (the "Purchase Price"), in full satisfaction of any monies that might otherwise be due and owing under or by virtue of the Signal Documents.

         B. Allocation of Purchase Price. The parties agree to allocate the aggregate of the Purchase Price over the Acquired Assets and the Assumed Liabilities, in accordance with Section 1060 of the Internal Revenue Code as mutually agreed to by the parties, within ninety (90) days of Closing Date and to prepare and file consistent Internal Revenue Service Forms 8594 with their respective federal income tax returns for the taxable year in which the sale contemplated hereunder occurs reflecting such allocation of the Purchase Price over the Acquired Assets and the Assumed Liabilities. All such mutually agreed to allocations shall be used by each party in preparing any filings required pursuant to Section 1060 of the Internal Revenue Code or any similar provisions of state or local law and all relevant income and franchise tax returns. Neither Signal nor LogiMetrics will take any position before any taxing authority or in any judicial proceeding that is inconsistent with such mutually agreed to allocations without the prior consent of the other party. The parties shall in good faith exercise reasonable efforts to support such reported allocations in any audit proceedings initiated by any taxing authority.

IV.      THE CLOSING

         The Closing of the transactions contemplated by Section VIII hereof (the "Closing") shall take place simultaneously with the execution of this Agreement at the offices of Steven L. Levitt & Associates, P.C. with offices at Two Hillside Avenue, Building F, Williston Park, New York 11576. The time and the date of the Closing is hereinafter referred to as the "Closing Date".

V.       CONSENTS OF THIRD PARTIES

         A. If any novation, consent or approval to transfer a portion of the TWTA Business is not obtained on or prior to the Closing Date, then LogiMetrics shall continue to use reasonable commercial efforts for six
         (6) months from the Closing Date to:

                  (1) obtain any such novation, consent or approval after the Closing Date without any third party cost to LogiMetrics or payment of any consideration therefor by LogiMetrics;

                  (2) cooperate with Signal in any lawful arrangement, without any third party cost to LogiMetrics or payment of any consideration therefor by LogiMetrics, to provide that Signal shall receive the benefits under any such governmental approval, instrument, contract, commitment, order, license, lease or permit or other agreement or arrangement, including performance by LogiMetrics, as agent; and

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                  (3) enforce and perform for the account of and the expense of
                  Signal any rights of LogiMetrics arising from such government approval, instrument, contract, commitment, order, license, lease, permit or other agreement or arrangement; provided that Signal shall pay or satisfy the corresponding obligations and liabilities for the enjoyment of any such benefits to the extent Signal would have been responsible therefor if such novation, consent or approval had been obtained.

VI.      REPRESENTATIONS AND WARRANTIES OF LOGIMETRICS

         LogiMetrics represents and warrants to Signal as follows:

         A. Corporate Status. LogiMetrics is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction, and has the corporate power and authority to carry on its business and to own or lease property and to operate its business in the places where its business is conducted, and is duly qualified to do business and is in good standing in each jurisdiction where the failure to be so qualified or be in good standing could materially affect its performance under this Agreement.

         B. Authorization.

                  (1) LogiMetrics has the requisite power and authority (corporate or otherwise) to execute and deliver this Agreement, to perform fully its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by LogiMetrics of this Agreement, the performance by LogiMetrics of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action of LogiMetrics.

                  (2) This Agreement constitutes the legal, valid and binding obligation of LogiMetrics, enforceable against it in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting generally the enforcement of creditors' rights and as the same may be limited by general principles of equity.

         C. No Conflicts. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, do not conflict with and will not result in a violation or breach of or a default under (with or without the giving of notice or the lapse of time or both), or result in the acceleration of or give rise to any party the right to terminate, modify or cancel under, or result in the loss of any rights, privileges, options or alternatives under, or result in the creation of any lien on LogiMetrics or any of its properties or assets under (i) the certificate of incorporation or by-laws of


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         LogiMetrics, (ii) any law applicable to LogiMetrics or any of its properties, assets or businesses, or (iii) with respect to contracts entered into prior to February 17, 2000, any contract to which LogiMetrics is a party or by which the TWTA Business is bound, except for violations and defaults that, individually or in the aggregate, have not impaired and could not reasonably be expected to impair, in any material way, the operation of the TWTA Business or the ability of LogiMetrics to perform its obligations under this Agreement.

         D. Title Representations. The assets being transferred hereunder as part of the TWTA Business shall be conveyed free and clear of all liens, encumbrances, licenses and other interests of any nature whatsoever. To the extent that there are any outstanding liens, encumbrances, licenses or other interests on the Closing Date, LogiMetrics shall remove said liens, encumbrances, licenses or other interests as soon as practicable thereafter, except that LogiMetrics shall have no obligation to remove or satisfy any liens, encumbrances, licenses or other interests arising from any purchase money security interest and/or lease.

         E. Undisclosed Liabilities.

                  (1) To the best actual knowledge of any officer of LogiMetrics, there are no liabilities arising out of the operation of the TWTA Business prior to February 17, 2000 or relating to the Acquired Assets as delivered by LogiMetrics to Signal which have not been disclosed to Signal.

                  (2) For the purposes of this paragraph the officers of LogiMetrics shall be defined as Norman Phipps, Charles Brand, Eric Kruger, John Mega, and Christopher C. Cambria.

         F. Disclaimer of Other Representations and Warranties; Knowledge; Disclosure.

                  (1) The TWTA Business is being sold on an "as is, where is" basis and, except as to the express warranties set forth in Paragraphs D, E and G of this section, without any other warranties, express or implied, in law or in fact, with respect to the Acquired Assets and the Assumed Liabilities, including warranties of merchantability and/or fitness for a particular purpose; and

                  (2) Notwithstanding anything to the contrary contained in this Agreement or in any of the Schedules, any information disclosed in one Schedule shall be deemed to be disclosed in all Schedules. Certain information set forth in the Schedules are included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made by LogiMetrics in this Agreement or that it is material, nor shall such information be deemed to


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                  establish a standard of materiality.

         G. Disclosure of Claims. LogiMetrics represents and warrants that on or prior to the Closing Date, it will have disclosed to Signal all of the material information and documents in its possession or control relating to the claims listed on Schedule B.

         H. Trade Name. LogiMetrics has not received any written notification of any challenge relating to the use of the name "LogiMetrics, Inc." prior to February 17, 2000.

VII.     REPRESENTATIONS AND WARRANTIES OF SIGNAL

         A. Corporate Status. Signal is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction and has the corporate power and authority to carry on its business and to own or lease property and to operate its business in the places where its business is conducted, and is duly qualified to do business and is in good standing in each jurisdiction where the failure to be so qualified or be in good standing could materially affect its performance under this Agreement.

         B. Authorization.

                  (1) Signal has the requisite power and authority (corporate or otherwise) to execute and deliver this Agreement, to fully perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Signal of this Agreement, the performance by Signal of its obligations hereunder and the consummation of the transactions contemplated hereby, have been duly authorized by all requisite corporate action of Signal.

                  (2) This Agreement constitutes the legal, valid and binding obligation of Signal, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting generally the enforcement of creditors' rights and as the same may be limited by general principles of equity.


         C. No Conflicts. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, do not conflict with and will not result in a violation or breach of or a default under (with or without the giving of notice or the lapse of time or both), or result in the acceleration of or give rise to any party the right to terminate, modify or cancel under, or result in the loss of any rights, privileges, options or alternatives under, or result in the creation of any lien on Signal or any of its properties or assets under (i) the certificate of incorporation or By-Laws of Signal, (ii) any law applicable to Signal or any of its properties, assets or businesses, or (iii) any contract to which Signal is a party or by which the TWTA Business is bound, except for violations and defaults that,


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         individually or in the aggregate, have not impaired and could not reasonably be expected to impair, in any material way, the ability of Signal to perform its obligations under this Agreement.

         D. Due Diligence; Inspections. Prior to the execution of the Signal Documents, continuously up through and including the Closing Date, Signal has made such inspections, examinations and/or investigations of the TWTA Business, the operation, income and expenses thereof, the books and records relating thereto, and all other matters affecting or relating to the TWTA Business as Signal has deemed necessary. Signal has also had the opportunity to consult such professionals that Signal has deemed necessary and/or desirable in connection with this transaction. In entering into this Agreement, Signal acknowledges the disclaimer by LogiMetrics contained in Paragraph F(1) of Section VI hereof, and represents that it has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by LogiMetrics or any agent, employee or other representative of LogiMetrics or by any broker or any other person representing or purporting to represent LogiMetrics, which are not expressly set forth in this Agreement, whether or not any such representations, warranties or statements were made in writing or orally.

         E. Prior Performance by Signal. Signal represents and warrants that it has timely made all payments to North Fork Bank required of it under the Management Agreement, up through and including the Closing Date.

         F. Disclosure of Scheduled Claims. Signal represents and warrants that on or prior to the Closing Date, it will have disclosed to LogiMetrics all of the material information and documents in its possession or control relating to the claims listed on Schedule A and that, to the best of Signal's knowledge, the Claim Documents to be delivered by it to LogiMetrics under Paragraph B(3) of Section VIII shall be true and complete in all material respects.

         G. Disclosure of Other Claims. Other than as listed on Schedule B to this Agreement, Signal:

                  (1) has received no notice of any other claim relating to or arising out of the TWTA Business or any part of portion thereof;

                  (2) has received no notice of any complaint of any nature relating or arising out of to the TWTA Business or any part of portion thereof; and

                  (3) has no actual knowledge which could reasonably be expected to lead to any of the foregoing.

VIII.    CLOSING DELIVERIES



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         A. Deliveries to Signal. On or prior to the Closing Date, LogiMetrics shall deliver to Signal the following in form and substance (unless the form of which is already agreed to as an Exhibit or Schedule to this Agreement) reasonably satisfactory to Signal's counsel:

                  (1) Bill of Sale. A Bill of Sale in the form annexed hereto as Exhibit A;

                  (2) Officer's Certificate. A certificate of a corporate officer, dated the Closing Date, to the effect that (i) each of the representations and warranties made by LogiMetrics in this Agreement and any other documents executed in connection herewith that is qualified as to materiality is true, correct and complete as of the Closing Date, and each such representation and warranty that is not so qualified is true, correct and complete in all material respects as of the Closing Date, (ii) LogiMetrics has duly performed or complied with, in all material respects, all of the covenants, obligations, agreements and conditions to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date and (iii) all liens which have existed at any time prior to the Closing Date on the Acquired Assets have been or will be properly terminated, other than any liens existing thereon by action of Signal on or after February 17, 2000;

                  (3) Secretary's Certificate. A certificate of the Secretary of LogiMetrics, dated the Closing Date, as to the incumbency of any officer of the company executing this Agreement or any document related thereto and covering such other matters as Signal may reasonably request;

                  (4) Payment. Payment in immediately available funds of the consideration due under Paragraph A of Section III hereof;

                  (5) Customer Payments. Payment in immediately available funds of any and all amounts received by LogiMetrics prior to the Closing Date from customers of the TWTA Business in respect of product shipped or services rendered by the TWTA Business on or after February 17, 2000, other than the following:

                  Customer Name          Invoice Date       Invoice #

                  a.  Intertek             1/24/00           #16546

                  b.  SE Labs              1/15/00           #16564

                  c.  Cisco                4/19/00           #66767

                  d.  DFAS                 1/19/00           #16545

                  (6) UCC-3's. Executed UCC-3s terminating any UCC-1 Financing Statements previously filed by North Fork Bank or any other lenders against the TWTA Business or the assets


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                  being transferred hereunder.

         B. Deliveries to LogiMetrics. On or prior to the Closing Date, Signal shall deliver to LogiMetrics the following in form and substance (unless the form of which is already agreed to as an Exhibit or Schedule to this Agreement) reasonably satisfactory to LogiMetrics' counsel:

                  (1) Officer's Certificate. A certificate of a corporate officer, dated the Closing Date, to the effect that (i) each of the representations and warranties made by Signal in this Agreement and any other documents executed in connection herewith that is qualified as to materiality is true, correct and complete as of the Closing Date, and each such representation and warranty that is not so qualified is true, correct and complete in all material respects as of the Closing Date, and (ii) Signal has duly performed or complied with, in all material respects, all of the covenants, obligations, agreements and conditions to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date;

                  (2) Secretary's Certificate. A certificate of the Secretary of Signal, dated the Closing Date, as to the incumbency of any officer of Signal, executing this Agreement or any document related thereto and covering such other matters as LogiMetrics may reasonably request;

                  (3) Claim Documents. All correspondence, purchase orders, purchase agreements, sales orders, sale agreements, test reports, internal memoranda, return/repair authorization acknowledgments, and any other documentation relating to any claim listed on Schedule B.

                  (4) Return of Promissory Note. Return of the Promissory Note marked "paid".

                  (5) Cancellation of the Signal Documents. Copies of the Signal Documents marked "cancelled" except as to any non-disclosure agreements between Signal and LogiMetrics.

                  (6) UCC-3s. Executed UCC-3s terminating any UCC-1 Financing Statements previously filed by Signal against LogiMetrics.

IX.      SIGNS, LETTERHEAD, INVOICES, ETC.

         Immediately after the Closing Date, and in no event later than fifteen
         (15) days thereafter, Signal shall destroy any blank forms used by the TWTA Business which in any way indicate that they originated from LogiMetrics, its subsidiaries and/or affiliates, including, but not limited to letterhead, invoices, purchase orders, statements of account as well as any other such documents.

X.       POST CLOSING OBLIGATION TO NOTIFY, MITIGATE, AND COOPERATE

         A. From and after the Closing Date, Signal agrees to:



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                  (1) promptly notify LogiMetrics of any potential Warranty
                  Claim and/or other claim;

                  (2) take all reasonable steps to prevent or minimize any such Warranty Claim and/or other claim; and

                  (3) cooperate with and assist LogiMetrics in the disposition or resolution of

                  a. any potential Warranty Claim and/or other claim and/or

                  b.       all Excluded Liabilities,

         B. With respect to subparagraph (3) above, LogiMetrics shall reimburse Signal solely for all of its reasonably incurred out of pocket expenses in connection therewith (e.g. travel and hotel expenses).

         C. Subject to Paragraph A(5) of Section VIII, LogiMetrics agrees that, from and after the Closing Date, in the event LogiMetrics receives any payments from customers of the TWTA Business with respect to product shipped or services rendered by the TWTA Business on or after February 17, 2000, LogiMetrics shall promptly remit such payments to Signal at the address set forth for Signal in Paragraph A(1) of Section XVIII hereof.

XI.      INDEMNIFICATION

         A. By LogiMetrics.

                  (1) Subject to the terms and conditions of Section XI, LogiMetrics covenants and agrees, to defend, indemnify and hold harmless Signal from and against, and pay or reimburse Signal for any and all claims, liabilities, obligations, losses, fines, expenses, costs, judgments, penalties, proceedings, deficiencies or damages (collectively, "Losses"), except to the extent that insurance proceeds have been received in payment of any such Losses, arising out of, resulting from, or relating to:

                  a. any misrepresentation or breach of any warranty of LogiMetrics made or contained in this Agreement in an aggregate amount not to exceed $2,090,000.00;

                  b. any failure of LogiMetrics to perform any covenant or agreement made or contained in this Agreement or fulfill any obligation in respect thereof in an aggregate amount not to exceed $2,090,000.00; except:

                           (1) to the extent that any Acquired Assets being transferred hereunder are subject to any liens, encumbrances, licenses or other interests LogiMetrics' obligation to remove or satisfy such liens, encumbrances, licenses or other interests, shall be in an amount equal to the aggregate of any amounts necessary to remove or satisfy such liens, in addition to any other limitation set forth herein.

                  c. all Excluded Liabilities in an aggregate amount not to exceed $2,090,000.00 except for those Excluded Liabilities arising under Section II Paragraphs B(1)(a) and B(1)(c) which shall be without limitation; and

                  d. any liabilities or claims arising under New York Law in connection with the failure to comply with any laws regarding the bulk transfer or sale of assets.

         B. By Signal.

                  (1) Subject to the terms and conditions of Section XI, Signal covenants and agrees, to defend, indemnify and hold harmless LogiMetrics from and against, and pay or reimburse LogiMetrics for any and all Losses except to the extent that insurance proceeds have been received in payment of any such Losses, arising out of, resulting from, or relating to:

                  a. any misrepresentation or breach of any warranty of Signal made or contained in this Agreement in an aggregate amount not to exceed $2,090,000.00;

                  b. any failure of Signal to perform any covenant or agreement made or contained in this Agreement or fulfill any obligation in respect thereof in an aggregate amount not to exceed $2,090,000.00;

                  c. the operation of the TWTA Business and/or the use of the Acquired Assets, including, hardware and product sold and services performed

                           (1) from February 17, 2000 and continuing without limitation;

                           (2)      prior to February 17, 2000 without
                                    limitation other than with respect to
                                    Excluded Liabilities;

                  d.       all Assumed Liabilities; and

                  e. Signal's use of the name or service mark LogiMetrics, Inc. or any derivation thereof.

         C. Indemnification Procedures. In order for an indemnified party to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim made by any natural person, firm, partnership, association, corporation, company, limited liability company, trust, business trust or other entity, or any Governmental Authority ("Person") against the indemnified party (a

         "Third Party Claim"), such indemnified party must notify the indemnifying party in writing of the Third Party Claim promptly following receipt by such indemnified party of written notice of the Third Party Claim, such notice to contain the amount of the Loss claimed or, in the event that such Loss is not then liquidated, a good faith estimate thereof (if then available); but in any event no later than thirty (30) days of the receipt of such written notice of the Third Party Claim, provided, however, that failure to give such notification shall not affect the indemnification provided hereunder unless such failure shall prejudice the rights or the ability of the indemnifying party to defend such claim. Thereafter, the indemnified party shall deliver to the indemnifying party, promptly following the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim.

         D. Limitations on Indemnification. Any indemnification under this section shall be limited as follows:

                  (1) No indemnification shall be made for Losses arising out of, resulting from or relating to any misrepresentation or breach of any warranty, covenant or agreement which the party seeking indemnification

                  a.       had actual knowledge of as of the Closing Date;
                           and/or

                  b. with respect to which such party failed to notify the other party and/or to prevent or minimize any potential Warranty Claim, and/or other claim, or Excluded Liability as required under Section X hereof, provided that this Paragraph (b) shall only apply in the event that such failure to notify materially adversely affected the indemnifying party.

                  (2) Any indemnification shall be (i) net of any reasonably anticipated federal or state income tax benefit specifically arising from the facts or circumstances giving rise to the Losses, realizable by the indemnified party (or any of its affiliates) by a reduction in taxes payable, or by the receipt of a refund of taxes, by the indemnified party (or such affiliate); and (ii) net of any amounts recovered or recoverable from any surety, insurance carrier or third party obligor, including any customer (e.g., the government) which shall not include the cost of maintaining any surety or insurance policies, and no right of subrogation against the indemnifying party shall accrue hereunder to or for the benefit of any surety, insurance company or any third party. The Indemnified Party shall submit in a timely manner to any applicable surety, insurance carrier or third party obligor, including any customer (e.g., the government) all claims for indemnifiable

                  Losses for which it is reasonably likely that such entity would have a payment obligation to any such Indemnified Party (or its predecessors) and the Indemnifying Party shall be subrogated to the rights of such Indemnified Party (or its affiliates) to claim against such surety, insurance carrier or third party; provided, however, that any failure to collect any such amounts shall not constitute a defense to an obligation to indemnify for any such Losses. Any tax benefit shall be determined in good faith by the independent public accountants of the indemnified party and shall apply to the earliest year reasonably permissible.

                  (3) The term "Losses" shall not include (i) any incidental or consequential damages which the indemnified party may suffer; or (ii) any cost or expense previously counted in determining any other Losses.

                  (4) LogiMetrics and Signal, as the case may be, shall take all reasonable steps and shall give all reasonable assistance to avoid or mitigate their Losses, which in the absence of such mitigation may give rise to a defense or offset in respect of any claim arising out of, resulting from, or related to this Agreement.

                  (5) No indemnifying Party shall be liable for any Losses pursuant to this Section XI unless a written claim for indemnification therefor in accordance with Paragraph C of this Section XI is given by the Indemnified Party to the Indemnifying Party prior to the first (1st) anniversary of the Closing Date, except that this time limitation shall not apply to any Losses (i) with respect to claims related to or arising directly or indirectly out of any inaccuracies in any representation or warranty made in Paragraph D (title), Paragraph E (undisclosed liabilities) or Paragraph G (disclosure of other claims) of Section VI hereof; and/or (ii) Paragraph D (due diligence), Paragraph E (North Fork payments), Paragraph F (disclosure of scheduled claims) or Paragraph G (disclosure of other claims) of Section VII hereof; and/or (iii) payable with respect to claims for indemnification under Paragraph A(1)(c) or (d) of this Section XI or Paragraph B(1)(c),(d) or (e) of this Section XI, as to which in each case the applicable statute of limitations shall apply.

XII.     BULK SALE

         Signal waives compliance by LogiMetrics with any bulk sales law which may be applicable to the transactions contemplated by this Agreement.

XIII.    CHANGE OF NAME

         A. Except for as provided in Paragraph B below, within fifteen (15) days following the Closing Date,

         Signal shall cease all use of the name and design mark of LogiMetrics, Inc. or any variation thereof.

         B. LogiMetrics hereby grants Signal for eight (8) months from the Closing Date a non-exclusive, non-transferable, limited right to use the name LogiMetrics solely in connection with the manufacture and sale of TWTA assemblies provided that:

                  (1) all TWTA assemblies produced and sold by Signal after the Closing Date, and all catalogues, advertising, and public relations material shall include the words "Product Line" immediately any use of the name LogiMetrics;

                  (2) with each such use, Signal must also conspicuously publish a disclaimer that Signal is in no way affiliated with LogiMetrics, Inc; and

                  (3) the parties agree that all assemblies sold by Signal prior to the Closing Date may be sold by Signal without the words "Product Line" and the disclaimer as set forth in Paragraph
                  (1) and (2) above.

XIV.     TRAINING

         A. Subject to the limitations set forth in this paragraph, LogiMetrics will use reasonable efforts to send personnel employed by L-3's Narda Microwave Division ("Narda") and who were previously employed by LogiMetrics, to Florida to assist in training Signal personnel on TWTA assemblies for a consecutive period no longer than two (2) weeks ("Training Session") provided that:

                  (1) such employees are still employed by Narda;

                  (2) such employees are willing to do so; and

                  (3) that the timing of the Training Session would not adversely affect the operation of Narda's business.

         B. Signal will pay travel expenses for the personnel involved, as well as the employees hourly rate burdened for fringe benefits.

         C. Signal will notify LogiMetrics in writing within four (4) weeks from the Closing Date of the date(s) upon which it desires said Training Session to commence. Said Training Session shall in no event, however, take place no more than three (3) months after the Closing Date.

XV.      PUBLIC ANNOUNCEMENTS

         No party hereto shall have made any public announcement in respect of this Agreement or the transactions contemplated hereby without the prior written consent of the other parties except as required by applicable law or the rules of any applicable stock exchange or stock market (in which case the nature of the announcement shall be described to the other parties and the other parties shall be allowed reasonable time to comment prior to dissemination to the public), provided that Signal shall be entitled to disclose to its customers and representatives in the ordinary course of business the fact that it has entered into this Agreement.

XVI.     FURTHER ASSURANCES

         The parties hereby agree that they will, at any time, and from time to time after the Closing Date, upon the reasonable request of the other party, use their reasonable best efforts to do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further reasonable acts, assignments, assumptions, transfers, conveyances, powers of attorney and assurances as may be reasonably required for more effectively carrying out the purposes of this Agreement.

XVII.    RELEASES

         A. In consideration of all of the foregoing, except as to any dispute arising under this Agreement or arising under any agreement, instrument, or document executed in connection with this Agreement, Signal hereby releases and discharges LogiMetrics and L-3, their parents, subsidiaries, and affiliates, from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialities, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgements, expenses, executions, claims, and demands whatsoever, in law, admiralty or equity, of whatever kind and nature, known or unknown, which against LogiMetrics and L-3, and their successors and assigns, Signal ever had, now has or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing whatsoever, whether raised or which could have been raised, from the beginning of the world to the day of the date of this Agreement, arising out of, resulting from, or relating to the Signal Documents or the TWTA Business, including:

                  (1) all assets tangible and intangible, being transferred hereunder including but not limited to accounts receivable, inventories (including raw materials, work in process, supplies, samples, prototypes and finished goods), machinery, equipment, tools, supplies, booths, displays, materials, plans and schematics, intellectual property, customer lists and all substitutions, replacements, and proceeds thereof;

                  (2) all liabilities of whatever kind and nature being assumed hereunder including but not limited to all debts, claims, obligations, contracts, purchase orders, sales orders, commitments, and liabilities of any kind, character or description whether accrued, absolute, contingent (whether known or unknown);

                  (3) all monies invested and expenses incurred by Signal in connection with its operation of the TWTA Business; and

                  (4) any monies loaned by Signal to LogiMetrics.

         B. In consideration of all of the foregoing, except as to any dispute arising under this Agreement or arising under any agreement, instrument, or document executed in connection with this Agreement, and except as to any dispute arising under any non-disclosure agreement between Signal and LogiMetrics, LogiMetrics and L-3 hereby releases and discharges Signal, its parents, subsidiaries and affiliates from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialities, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgements, expenses, executions, claims, and demands whatsoever, in law, admiralty or equity, of whatever kind and nature, known or unknown, which against Signal, its successors and assigns, LogiMetrics or L-3 ever had, now has or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing whatsoever, whether raised or which could have been raised, from the beginning of the world to the day of the date of this Agreement, arising out of, resulting from, or relating to the Signal Documents or the TWTA Business.

         C. Section XVII, and the releases set forth therein do not apply to any dispute arising under this Agreement or arising under any agreements, instruments, or documents executed in connection with this Agreement.

XVIII.   NOTICES

         All notices, instructions, waivers or other communications required or permitted to be given hereunder or necessary in connection herewith shall be in writing and shall be deemed to have been duly delivered, upon the delivery thereof, if delivered personally or upon the transmission thereof, if sent by facsimile transmission, on the second business day after delivery to a nationally recognized overnight delivery service for express delivery, or on the fifth business day after mailing, if mailed, postage prepaid, certified mail, return receipt requested as follows:

                  (1) if to Signal, at the address shown below, or at such other address as Signal may have furnished to LogiMetrics in writing:

                           Signal Technology Corporation Keltec Operation 84 Hill Avenue
                           Ft. Walton Beach, FL 32548

                           Facsimile (850) 664-6082
                           Attention: Mr. John Cotumaccio, President

                           With a copy to:
                           Bigham Dana LLP
                           150 Federal Street
                           Boston, MA 02110
                           Facsimile (617) 951-8736
                           Attention: Roger D. Feldman, Esq.

                  (2) if to LogiMetrics, at the address shown below, or at such other address as LogiMetrics may have furnished to Signal in writing:

                           L-3 Communications Corporation
                           Narda Microwave Division
                           435 Moreland Road
                           Hauppauge, New York 11788
                           Facsimile:  (516) 231-1485
                           Attention: John S. Mega , President

                           With copies to:
                           Christopher C. Cambria, Esq.
                           V.P., Secretary and General Counsel
                           L3 Communications Corporation
                           600 Third Avenue
                           New York, New York 10016
                           Facsimile:  (212) 805-5494

                           Steven L. Levitt & Associates, P.C.
                           Two Hillside Avenue
                           Building F
                           Williston Park,  New York  11596
                           Facsimile:  (516) 741-9224
                           Attention: Steven L. Levitt, Esq.


XIX.     SUCCESSORS AND ASSIGNS

         This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by LogiMetrics or Signal without the prior written consent of the other party.

XX.      ENTIRE AGREEMENT; AMENDMENT AND WAIVER

         This Agreement sets forth the entire understanding among the parties concerning the subject matter of this Agreement and incorporates all prior negotiations and understandings and supersedes all prior letters or memoranda of intent, agreements or understandings (whether written or oral), among such parties relating to the subject matter hereof. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between them relating to the subject matter of this Agreement other than those set forth herein. No representation or warranty has been made by or on behalf of any party to this Agreement (or any officer, director, employee or agent thereof) to induce any other party to enter into this Agreement or to abide by or consummate any transactions contemplated by any terms of this Agreement, except representations and warranties expressly set forth herein. No alteration, amendment, change or addition to this Agreement shall be binding upon any party unless in writing and signed by the party to be charged.

XXI.     COUNTERPARTS

         This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one instrument.

XXII.    SURVIVAL OF WARRANTIES, ETC.

         The representations and warranties of the parties hereto contained in this Agreement or otherwise made in writing in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the Closing Date. Such representations and warranties shall expire on the last day, if any, that claims for breaches of such representations or warranties may be made pursuant to
         Section XI hereof, except that any such representation or warranty that has been made the subject of a claim prior to such expiration date shall survive with respect to such claim until the final resolution of such claim pursuant to Section XI hereof.

XXIII.   NO PRESUMPTION

         The parties understand and agree that each and every term and condition of this Agreement has been mutually negotiated, prepared and drafted, and if at any time the parties desire or are required to interpret or construe any such term or condition of this Agreement, no consideration shall be given to the issue of which party actually prepared, drafted or requested any such term or condition of this Agreement.

XXIV.    GOVERNING LAW

         This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of New York without giving effect to the conflict of laws rules thereof.

XXV.     JURISDICTION, VENUE AND PROCESS

         Signal and LogiMetrics each hereby irrevocably submit to the jurisdiction of the courts of the State of New York, County of Suffolk and the Federal Courts of the United States of America located in the Eastern

         District of New York with respect to the interpretation and enforcement of the provisions of this Agreement, the documents referred to herein and any disputes arising directly or indirectly hereunder or thereunder. Further, the parties hereby waive and agree not to assert as a defense in any action, suit or proceeding that such party is not subject to such jurisdiction or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any of such documents may not be enforced in or by said courts.

XXVI.    SECTION HEADINGS

         The headings of the sections and subsections of this Agreement are for convenience only and shall not be deemed to constitute a part of this Agreement.

XXVII.   SEVERABILITY

         If any provision of this Agreement, including any phrase, sentence, clause, section or subsection, is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatsoever.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date above first written.

                                  LOGIMETRICS, INC.

                                  /s/ John S. Mega
                                  -----------------------------------------
                                  By:  John S. Mega
                                  Name:  President, Acting
                                  Title:  Logimetrics, Inc.



                                  SIGNAL TECHNOLOGY CORPORATION

                                  /s/ George E. Lombard
                                  -----------------------------------------
                                  By:  George E. Lombard
                                  Name:  Chairman and CEO
                                  Title:  Signal Technology Corporation



                                  L-3 COMMUNICATIONS CORPORATION
                                  solely for purposes of Paragraph (B) of
                                  Section XVII

                                  /s/ John S. Mega
                                  -----------------------------------------
                                  By:  John S. Mega
                                  Name:  Vice President of Microwave Group
                                  Title:  L-3 Communications Corporation




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